SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) June 24, 1997


                       Registrant; State of Incorporation; IRS Employer
COMMISSION FILE NUMBER ADDRESS; AND TELEPHONE NUMBER       IDENTIFICATION NO.

1-5532                 PORTLAND GENERAL CORPORATION        93-0909442
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8820


1-5532-99              PORTLAND GENERAL ELECTRIC COMPANY   93-0256820
                       (an Oregon Corporation)
                       121 SW Salmon Street
                       Portland, Oregon 97204
                       (503) 464-8000



                      121 S.W. SALMON STREET, PORTLAND, OREGON            97204

                      (Address  of  principal  executive  offices)         (zip
code)

               Registrant's telephone number, including area code 503-464-8820

ITEM 5.              OTHER EVENTS

SHAREHOLDERS APPROVE MERGER - At Portland General Corporation's (PGC) annual shareholders meeting on June 24, 1997 the shareholders of PGC common stock voted to approve the Amended and Restated Agreement and Plan of Merger by and between PGC, Enron Corp., and Enron Oregon Corp., dated as of July 20, 1996, amended and restated as of September 24, 1996 and further amended and restated as of April 14, 1997 (Amended Merger Agreement). The Amended Merger Agreement provides for a new share exchange ratio. The previous ratio of 1.0 to 1.0 has been adjusted to a ratio of 0.9825 shares of Enron common stock for every 1.0 share of PGC common stock. The merger transaction is expected to close on or before July 1, 1997.

For further background information regarding the merger see the PGE and PGC report on Form 10-K for the year ended December 31, 1996, report 10-Q for the quarter ended March 31, 1997 and report on Form 8-K dated June 4, 1997.




                             Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                     Portland General Corporation
                     Portland General Electric Company


June 25, 1997        By                /S/        JOSEPH       E.       FELTZ

                                        Joseph E. Feltz
                                     Assistant Controller
                                     Assistant Treasurer